Exhibit 10.2.11.3

AMENDMENT #2

TO THE

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

2005 EXECUTIVE INCENTIVE PLAN

Effective January 1, 2010

Pursuant to decision of the Management Development and Compensation Committee of the Board of Trustees of Consolidated Edison Company of New York, Inc. (“CECONY”) at a meeting held on April 16, 2009, the undersigned hereby approves the amendments to the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, as set forth below:

1.	The PURPOSE is amended by adding the following at the end thereof:

Effective January 1, 2010, the Plan is amended to increase the percentage range of the three performance measurement inthe calculation of the Target Incentive Fund and the percentage range for the payment of Incentive Awards.

2.	ARTICLE VI. DETERMINATION OF AWARDS is amended as follows:

A.	Subsection (a) of Section 4.03 Adjusted Target Incentive Fund is amended as follows:

1)	Delete “In January of” at the beginning of the first sentence;

2)	Replace the second sentence with the following: The Board of Trustees may increase or decrease the Target Incentive Fund; and

3)	Add the following before the last sentence of the paragraph:

Effective January 1, 2010, the actual percentage in each of these three areas that shall comprise the Target Incentive Fund can range from zero to two hundred percent (200%) of the respective areas’ weight based on the actual outcomes with respect to the goal for those areas as determined by the Board of Trustees.

B.	Subsection (a) (1) (iii) of Section 4.04 Incentive Awards is amended as follows:

1)	Designate the current provision as subsection (a) and add the words “Effective Prior to January 1, 2010.” at the beginning of the current provision;

2)	Change “one hundred twenty percent (120%)” to “one hundred percent (100%)” in the second sentence; and

3)	Add a new subsection (b) at the end thereof as follows:

(b) Effective January 1, 2010. The actual percentage of the Incentive Award based on the individual performance component may range from zero to one hundred fifty percent (150%) based on the Participant’s actual performance. The actual percentage of the Incentive Award based on the remaining three components may range from zero to one hundred percent (100%) based on the actual outcomes with respect to the goals for the components. As a result of the increase in the maximum range of the Target Incentive Fund effective January, 1, 2010, a Participant’s actual Incentive Award may range from zero to two hundred forty (240%) percent of the Participant’s Potential Award.

C.	Subsections (c) and (g) of Section 4.05 Awards to Executive Officers are amended as follows:

1)	Add the following words at the end of subsection (c)(1):

“and will be weighted 70% on the O&R Adjusted Net Income Payout percentage achieved plus 30% on the CECONY Adjusted Net Income Payout percentage achieved.”

2)	Designate the current provision of Subsection (g) as subsection (1), and add the words “Effective Prior to January 1, 2010” at the beginning of the current provision; and

3)	Add a new subsection (g)(2) at the end of (g)(1) as follows:

Effective January 1, 2010, the actual Incentive Award for an Executive Officer may range from zero to two hundred (200%) of the target award (i.e., a percentage of the Executive Officer’s year-end salary equal to his or her Incentive Percentage) based on the annual performance with respect to the applicable net income, Financial Performance and Operating Performance components for the Executive Officer described above.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of December, 2010.

/s/ Mary Adamo
Mary Adamo Plan Administrator, Consolidated Edison Company of New York, Inc 2005 Executive Incentive Plan and Vice President – Human Resources Consolidated Edison Company of New York, Inc.

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